Exhibit 35.3

425 Phillips Boulevard Ewing, New Jersey 08628 609.883.3900 Ext. 2975 Email: ANRenzi@Cenlar.com

Re: Servicer Compliance Statement (Item 1123)

The undersigned, a duly authorized officer of Cenlar FSB, as servicer (“the Servicer”) pursuant to applicable servicing agreements governing the securities listed in Exhibit A, does certify that:

1.

A review of the Servicer’s activities during the period of 1/1/2018 to 12/31/2018 (the “Reporting Period”) and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 5th day of March 2019.

By:	/s/ Anthony Renzi
Name: Anthony Renzi

Title: President
Chief Operations Officer

Mailing Address: Cenlar FSB • 425 Phillips Boulevard, Ewing New Jersey 08618

Exhibit A - Securities Covered in Cenlar’s Servicer Compliance Statement

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	1/1 to 12/31/18
RD1	Redwood Residential Acquisition Corp	SEMT 2015-1	1/1 to 12/31/18
RD2	Redwood Residential Acquisition Corp	SEMT 2015-2	1/1 to 12/31/18
RD5	Redwood Residential Acquisition Corp	SEMT 2015-3	1/1 to 12/31/18
RS8	Redwood Residential Acquisition Corp	SEMT 2015-4	1/1 to 12/31/18
RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	1/1 to 12/31/18
RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	1/1 to 12/31/18
RV1	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-1	1/1 to 12/31/18
RV2	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-2	1/1 to 12/31/18
RV3	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-3	1/1 to 12/31/18
RV4	Redwood Residential Acquisition Corp	SEMT 2017-1	1/1 to 12/31/18
RV5	Redwood Residential Acquisition Corp	SEMT 2017-2	1/1 to 12/31/18
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 to 12/31/18
RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/1 to 12/31/18
RX1	Redwood Residential Acquisition Corp	SEMT 2013-10	1/1 to 12/31/18
RX2	Redwood Residential Acquisition Corp	SEMT 2013-11	1/1 to 12/31/18
RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/1 to 12/31/18

Mailing Address: Cenlar FSB • 425 Phillips Blvd, Ewing NJ 08618

RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	1/1 to 12/31/18
SF7	SOFI Lending Corp	SFPMT 2016-1	1/1 to 12/31/18
UB1	UBS Bank USA	SEMT 2015-4	1/1 to 12/31/18
UB2	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-1	1/1 to 12/31/18
UB4	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-2	1/1 to 12/31/18
UB5	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-3	1/1 to 12/31/18
H06	Redwood Residential Acquisition Corp	SEMT 2012-1	1/1 to 12/31/18
K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/18
L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/18
RW0	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/18
RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/18
RW2	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/18
RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/18
RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/18
RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 to 12/31/18
RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/18
RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/18
Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/18
Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/18

Mailing Address: Cenlar FSB • 425 Phillips Blvd, Ewing NJ 08618